March 24, 2009

Research Services Agreement

between

Cohen Independent Research Group

And

Pax Clean Energy PXCE

This Agreement is entered into as of the date on the signature page hereof between Cohen Independent Research Group, (“CIRG”) and PAX CLEAN ENERGY PXCE for the provision of consulting services by Cohen Independent Research Group.  In consideration for services rendered by CIRG to PAX CLEAN ENERGY PXCE parties agree to the following terms and conditions.

Term

This Agreement shall expire on its own terms twelve (12) months following the date of execution of this Agreement. The term of this Agreement may only be extended in writing, signed by PAX CLEAN ENERGY PXCE and CIRG,   PAX CLEAN ENERGY PXCE has the right to terminate this agreement at any time after the initial research report has been written, distributed and funded as required by this letter agreement.

Scope of Services

The scope and extent of any research services provided by CIRG, pursuant to this Agreement shall include Wall Street analyst  research coverage for the agreed upon term.

CIRG’s research services under this Agreement shall be limited to advice and consultation on various types of research issues, including its initiate coverage report and a 16 – 18 million email marketing awareness campaign upon issuance of the report.  PXCE anticipates expanding the initial report for year long coverage.

Fees and Expenses

PAX CLEAN ENERGY PXCE agrees to pay CIRG the following rate in consideration for CIRG’s services hereunder.  Payment will be made as follows:

1.	Within 2 days after the signing of this agreement: $2,000 wired into the following account or mailed via money order to:

Wires to D. Paul Cohen:
Account Number: 6162700568
D. Paul Cohen/Cohen Independent Research Group
wfbius6S
(ABA Routing Number 121000248 for US wires)
Wells Fargo Bank - San Francisco Office:
420 Montgomery Street
San Francisco, Calif. 94104 USA

       2.  Within 15 days of the signing after this agreement, $8,000 wired or sent via mail by money order.

PAX CLEAN ENERGY PXCE shall also reimburse Cohen Independent Research Group, for any reasonable travel expenses that have been pre-approved by PAX CLEAN ENERGY PXCE including travel expenses of CIRG’s analyst covering PAX CLEAN ENERGY PXCE. Such reimbursement shall be made in accordance with PAX CLEAN ENERGY PXCE’s corporate travel expense policy.

This agreement is effective immediately upon execution.  Failure by PAX CLEAN ENERGY PXCE to pay Cohen Independent Research Group within 15 days of execution does not relieve PAX CLEAN ENERGY PXCE of its obligations under this agreement.  However, CIRG may at its sole discretion extend the deadline for payment of the above, to be noticed to PAX CLEAN ENERGY PXCE in written form.

Duties for Client Company

1.
PAX CLEAN ENERGY PXCE will edit the textual content of the final draft of the initiate coverage report in Microsoft Word Track Changes, and return the edited version no later than 20 days after receipt of the first rough draft.  Any editing after the ‘first edit’, or a second edit, will be billed at $125.00 per hour, for all time spent and work performed, metered by the analyst, until PAX CLEAN ENERGY PXCE approves the final version of the initiate coverage report.

2.	PAX CLEAN ENERGY PXCE will sign off on the final version of the draft(s), giving written permission to the Cohen Independent Research to publish and distribute the initiate coverage report.
3.
Within 15 days PAX CLEAN ENERGY PXCE will be responsible for completing CIRG’s Input Data Sheet delivered from CIRG to PAX CLEAN ENERGY PXCE  Completion of the CIRG Input Data Sheet will include exact historical quarterly and annual aggregated line items from the Income Statement, Balance Sheet and Cash Flow Statements in US dollars.

4.
PAX CLEAN ENERGY PXCE will only send certain public text available information requested by CIRG, to assist CIRG in its initiate coverage research report.  CIRG will not accept any non public textual information from PAX CLEAN ENERGY PXCE.

5.
Within 10 days, PAX CLEAN ENERGY PXCE will send to CIRG requested public information materials from CIRG’s 17 point request.  Parties agree that all 17 points may not be available, but that PAX CLEAN ENERGY PXCE will send as much material as it has regarding CIRG’s 17 point request..

6.	Failure to pay fees in full on the agreed upon times and dates will terminate research coverage. Coverage may be renewed at CIRG’s sole discretion upon payment in full.

Relationship of the Parties

PAX CLEAN ENERGY PXCE and Cohen Independent Research Group,  mutually understand and agree that Cohen Independent Research Group,  will be acting as an independent contractor at all times in performing duties hereunder.  Nothing in this Agreement shall be deemed to constitute Cohen Independent Research Group, as a joint venture, partner, PAX CLEAN ENERGY PXCE or anything other than an independent contractor. Cohen Independent Research Group, shall not have the right to bind PAX CLEAN ENERGY PXCE or make any promises for representations on behalf of PAX CLEAN ENERGY PXCE  As an independent contractor, Cohen Independent Research Group shall assume full responsibility for payment of all federal and state income taxes and self-employment taxes resulting from compensation derived by Cohen Independent Research Group, for services rendered hereunder.  PAX CLEAN ENERGY PXCE shall not be responsible in any manner for any of the foregoing or any other amounts required to be withheld or paid by PAX CLEAN ENERGY PXCE with respect to its policy under any applicable laws or regulations.

Benefits

PAX CLEAN ENERGY PXCE and Cohen Independent Research Group, agree and acknowledge that under this Agreement Cohen Independent Research Group, shall not be entitled to receive any benefits from PAX CLEAN ENERGY PXCE, including but not limited to, medical insurance, medical expense reimbursements, vacation, sick leave or worker's compensation benefits.

Notices

All notices provided for by this Agreement shall be made in writing either by (i) actual delivery of the notice into the hands of the party entitled thereto, or (ii) by the mailing of the notice in the U.S. mail to the last known address of the party entitled thereto, registered or certified mail return receipt requested.  The notice shall be deemed to be delivered in case (i) on the date of its actual receipt by the party entitled thereto, and in case (ii) on the date of its mailing.

Assignment

CIRG may not assign the rights hereunder without the prior written consent of PAX CLEAN ENERGY PXCE  This Agreement shall be binding upon and inure to the benefit of PAX CLEAN ENERGY PXCE and its successors, assigns and legal representatives.  The successors and assigns of PAX CLEAN ENERGY PXCE shall agree in writing to assume all obligations and benefits of this Agreement.

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to its conflict of law rules.  Each of the parties irrevocably submit to the jurisdiction of the Marin County Court in the State of California, or the United States District Court for Northern California in the State of California for the purpose of any suit, action, or other proceeding arising out of or relating to this Agreement, which is brought by or against any such party.  To the extent that such party has acquired, or hereafter acquires, any immunity from jurisdiction of any such court or from any legal process therein, such party hereby waives, to the fullest extent permitted by law, such immunity.  Each of the parties hereby waives, and agrees not to assert in any such suit, action, or proceeding, in each case, to the fullest extent permitted by applicable law, any claim that (a) such party is not personally subject to the jurisdiction of any such court; (b) such party is immune from any legal process (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to its property; or (c) any such suit, action, or proceeding is brought in an inconvenient forum.

Severability

All agreements and covenants contained herein are severable, and in the event that any of them shall be held to be invalid by any competent court, the Agreement shall be interpreted as though such invalid agreements were not contained herein.

Attorney’s Fees

In any legal proceeding brought to enforce the provisions of this Agreement, the prevailing party shall be entitled to an award of attorney’s fees and costs.

Modification

No provision of this Agreement may be modified and no waiver hereunder may be granted except by a written instrument executed by authorized representatives of each Party hereto.

Full Force and Effect

In the event that a court of competent jurisdiction rules that any portion of this Agreement is invalid, void or unenforceable, such provision is deemed severed and removed from this Agreement and the remainder of the Agreement shall remain in full force and effect.

Counterparts

This agreement may be executed in counterpart by the parties hereto.  Each counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.  The Agreement may be executed by way of facsimiles signature, and a counterpart of this Agreement bearing facsimile signatures of either or both parties shall be given full force and effect for evidentiary and all other purposes as if the same had been manually executed.

Termination

Unless extended in writing, this Agreement will automatically terminate in one year from the date hereof.

This contract is entered into and performed in Marin County, California.  In witness whereof, the Parties by their duly authorized officers or representatives have executed this Agreement on the date first above written, whereby this agreement becomes a binding Agreement between and among Parties.

Cohen Independent Research Group	PAX CLEAN ENERGY PXCE

Print Name: D. Paul Cohen	Print Name: P.L. Hammond

By: /s/ P.L. Hammond

Its: President	Its: President

Date Signed: 3/24/2009	Date Signed: 24 March 2009

Disclaimer:

This report/release is for informational purposes only.  All information contained herein is based on public information.  Ethical Standards:  Cohen Independent Research Group complies with securities laws. regulations and ethical standards as related to our compliance requirements. Certain securities regulations are cited and disclaimed in our Disclaimer. Ethical standards as related to our firm are the foundation of those securities laws and regulations we follow.  Our firm is not a member of any association for other research providers.  Our firm's policy is to comply with any new securities laws and regulations that might be promulgated in the future.  Cohen Independent Research Group (CIRG) is a registered investment advisor that distributes contracted third party independent research purchased from outside third party contracted securities analysts.  CIRG’s contracted analysts issue certain securities recommendations for fundamental research reports defined as:  Buy, Hold/Neutral, No Recommendation, or Sell recommendations. CIRG purchases certain financial data derived from SEC filings and data compiled by other vendors.  CIRG and its data vendors do not warranty that such SEC filing data and other compiled data is accurate.  CIRG advises recipients of all such data to be validated from the issuing Company including all statistical information derived from SEC filings contained herein.  Neither CIRG nor any data vendor shall be held liable for any misinformation contained in any SEC filing data or compiled data from various data feeds.  Guests of CIRG’s website, readers of CIRG’s distributed research, and other interested parties assume full responsibility for the accuracy of all SEC filing data and compiled data from other sources, and are urged to confirm that data with the specific issuing Company.  Under no circumstances is this report/release to be used or considered as an offer to sell or a solicitation of any offer to buy any security or other debt instruments, or any options, futures or other derivatives related to such securities herein.  CIRG and its affiliates may trade for its own account, and own related securities of the issuer.  CIRG’s policy is not to trade securities within a reasonable time before or after research reports are distributed.  CIRG or its affiliates, directors, officers and employees, may have a long or short position in securities of the issuer or related investments, and may effect securities transactions with CIRG clients.  Investors interested in purchasing securities are urged to read the Prospectus, 10K, 10Q other relevant public documents in full, and to conduct their own research and due diligence. CIRG encourages its readers to invest carefully and read the investor information available on the web sites of the Securities and Exchange Commission ("SEC") at www.sec.gov and/or the National Association of Securities Dealers ("NASD") at www.nasd.com. The reader should verify all claims and do his/her own due diligence before investing in any securities mentioned.  Investing in securities is speculative and carries a high degree of risk. Investors are encouraged to consult with their financial advisors, brokers, accountants, or attorneys and/or conduct their own due diligence prior to making an investment in any of our featured companies.   CIRG’s outside contracted analysts reserve the right to change their opinion at any point in time as they deem necessary. There is no guarantee that the target price for the stock will be met or that predicted business results for the Company will be met.  Contracted analysts engaged by CIRG are responsible for the preparation and substance of CIRG’s research reports.  Analysts are responsible only to the public and are paid by CIRG in cash.  CIRG does not supervise any outside contracted analyst and does not guarantee this report to be error-free or factually accurate.  CIRG is not defined as a financial analyst.  Conclusions prepared by outside contracted analysts are deemed to be reasonable at the time of issuance of the report.  All decisions are made solely by the outside contracted analyst and are independent of outside parties or influence.  Neither the analyst’s compensation nor the compensation received by CIRG is in any way related to the specific recommendations or views contained in this research report/release or note, nor is it related to price performance or volume of shares traded in the referenced security.  CIRG or its affiliates may from time to time perform consulting or other services for, or solicit consulting or other business from any entity mentioned in this report/release. This research report/release has been prepared for general circulation and is circulated for general information only. It does not have regard to the specific investment objective, financial situation, suitability, and the particular need of any specific person who may receive this report/release. Investors should seek financial advice regarding the appropriateness of investing in any securities or investment strategies discussed or recommended in this report/release and should understand that statements regarding future prospects may not be realized. Investors should note that income from such securities, if any, may fluctuate and that each security's price or value may rise or fall substantially. Accordingly, investors may receive back less than originally invested.  Past performance is not indicative of future performance.  CIRG has not entered into a soft dollar agreement with the referred to Company.  CIRG does not currently have an investment banking relationship with the Company, or a finder’s fee agreement with the Company.  The Private Securities Litigation Reform Act of 1995 provides investors a ‘safe harbor’ in regard to forward-looking statements.  CIRG cautions all investors that such forward-looking statements in this report are not guarantees of future performance.  Unknown risk, including bankruptcy, uncertainties, as well as other uncontrollable or unknown factors may cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.  Smaller companies have a higher likelihood of filing for bankruptcy.  Investors are urged to do their own research regarding the dangers of a potential bankruptcy filing.  CIRG urges all potential investors to perform comprehensive due-diligence prior to making any investment.  When used, the words "anticipate," "believe," "estimate," "expect," and similar expressions as they relate to the Company or its management are intended to identify such forward-looking statements. The Company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward looking statements. Further management discussion of risks and uncertainties can be found in the Company's quarterly filing with the Securities Exchange Commission and other periodic SEC filings.  CIRG and its data vendors do not assume any responsibility or liability for any investor decision made as a result of reading this report/release or accessing financial data from CIRG’s various data vendors.   CIRG and the issuing Company do not assume any responsibility or liability for any investor decision made as a result of reading this report/release.  Readers hereby acknowledge that any reliance upon any Materials shall be at the reader’s sole risk. CIRG reserves the right, in its sole discretion and without any obligation, to make improvements to, or correct any error or omissions in any portion of the Service or the Materials.   The service and the materials are provided by CIRG on an ‘as is’ basis.  CIRG expressly disclaims any and all warranties, express or implied, including without limitation warranties or merchantability and fitness for a particular purpose, with respect to the service or any materials and products.  In no event shall CIRG be liable for any direct, indirect, incidental, punitive, or consequential damages of any kind whatsoever with respect to the service, the materials and the products.  This report/release has been prepared in accordance with the Securities and Exchange Commission's rules and amendments, Oct 23, 2000, regarding 17 CFR Parts, 240, 243 and 249, (Selective Disclosure and Insider Trading), Regulation FD (Fair Disclosure), 10b5-1, 10b5-2, and NASD Rules 2250, 2420, 2710 and 2711.    CIRG is sometimes paid in stock, warrants, options or other securities in lieu of or in addition to CIRG’s stated compensation schedule.   This document shall not be copied nor reproduced in any form without the expressed written and authorized consent of CIRG. Copyright: CIRG and D. Paul Cohen